Exhibit 99.1

Restatement of Previously Issued Unaudited Financial Statements (Unaudited)

In connection with the subscription of Offer Units in rights issue carried out in June 2021, the Company issued 121,162,817 investor warrants (“TO3 Warrants”). At the time of issuance of the TO3 Warrants on June 24, 2021, a Black-Scholes model was used, and a value of $5,151 was calculated. After the issuance of the Company's September 30, 2021, financial statements on November 23, 2021, management revised its valuation method to incorporate additional Black-Scholes models under different market conditions, as scheduled below, resulting in a probability weighted value of the TO3 warrants as of June 24, 2021, of $2,000 and as of June 30, 2021, of $2,100.

The restatement relates to the reduction in value of the derivative liability, the allocation of offering costs in the amount of $393 and a reduction in value of the exercised warrants from $483 to $206. Based upon the above, values attributed to the derivative liability, the change in value of the derivative liability, interest costs, and foreign exchange have been adjusted in the following tables for each of the periods presented below:

Dollar amounts used herein are in thousands except for per share amounts and share numbers.

i.	Balance sheets

	Impact of correction of error
June 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Total assets	$38,780	$—	$38,780
Derivative liabilities	5,270	(3,051)	2,219
Other	4,690	—	4,690
Total liabilities	9,960	(3,051)	6,909
Accumulated deficit	(45,090)	(493)	(45,583)
Additional paid-in capital	70,054	3,544	73,598
Others	3,856	—	3,856
Total stockholders' equity	28,820	3,051	31,871
Total liabilities & stockholders’ equity	$38,780	$—	$38,780

	Impact of correction of error
September 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Total assets	$36,987	$—	$36,987
Derivative liabilities	218	—	218
Other	4,001	—	4,001
Total liabilities	4,219	—	4,219
Accumulated deficit	(43,418)	(3,268)	(46,686)
Additional paid-in capital	74,107	3,268	77,375
Others	2,079	—	2,079
Total stockholders' equity	32,768	—	32,768
Total liabilities & stockholders’ equity	$36,987	$—	$36,987

ii.	Statements of operations

	Impact of correction of error - quarter
Three months ended June 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Loss from operations	$(4,595)	$—	$(4,595)
Finance expenses	—	(393)	(393)
Change in value of derivative liabilities	75	(100)	25
Others	(546)	—	(546)
Other income (expense)	(471)	(493)	(964)
Net (loss) income before income tax benefit	(5,066)	(493)	(5,559)
Income tax benefit	373	—	373
Net loss	$(4,693)	$(493)	$(5,186)

Basic (Loss) per Share	$(0.94)	$(0.10)	$(1.04)
Weighted Average Shares Outstanding – Basic	5,017,183	5,017,183	5,017,183

	Impact of correction of error – year to date
Six months ended June 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Loss from operations	$(7,276)	$—	$(7,276)
Finance expenses	—	(393)	(393)
Change in value of derivative liabilities	(30)	(100)	(130)
Others	(1,007)	—	(1,007)
Other income (expense)	(1,037)	(493)	(1,530)
Net (loss) income before income tax benefit	(8,313)	(493)	(8,806)
Income tax benefit	655	—	655
Net loss	$(7,658)	$(493)	$(8,151)

Basic (Loss) per Share	$(1.60)	$(0.10)	$(1.70)
Weighted Average Shares Outstanding - Basic	4,776,643	4,776,643	4,776,643

	Impact of correction of error - quarter
Three months ended September 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Loss from operations	$(3,193)	$—	$(3,193)
Change in value of derivative liability	4,517	(2,732)	1,785
Others	(58)	(42)	(100)
Other income (expense)	4,459	(2,774)	1,685
Net (loss) income before income tax benefit	1,266	(2,774)	(1,508)
Income tax benefit	406	—	406
Net loss	$1,672	$(2,774)	$(1,102)
Basic Earnings (Loss) per Share	$0.22	$(0.36)	$(0.14)
Weighted Average Shares Outstanding - Basic	7,753,051	7,753,051	7,753,051

	Impact of correction of error – year to date
Nine months ended September 30, 2021 (Unaudited)	As previously reported	Adjustments	As restated

Loss from operations	$(10,469)	$—	$(10,469)
Finance expense	—	(393)	(393)
Change in value of derivative liability	4,547	(2,832)	1,715
Others	(1,125)	(42)	(1,167)
Other income (expense)	$3,422	$(3,268)	$(154)
Net (loss) income before income tax benefit	(7,047)	(3,268)	(10,315)
Income tax benefit	1,061	—	1,061
Net loss	$(5,986)	$(3,268)	$(9,254)
Basic (Loss) per Share	$(1.04)	$(0.57)	$(1.61)
Weighted Average Shares Outstanding - Basic	5,779,681	5,779,681	5,779,681

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